UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2005

AMERICAN PHARMACEUTICAL PARTNERS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-33407	68-0389419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 East Woodfield Road, Suite 300 East; Schaumburg, IL	60173-5837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 969-2700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

On December 29, 2005, we approved the payment of certain fees to members of a special committee of our board of directors who were involved in negotiating our previously announced merger agreement with American BioScience, Inc., our majority-owned parent. On July 5, 2005, our board of directors formed a special committee to evaluate, negotiate and make a recommendation to our board of directors regarding a merger proposal submitted by American BioScience. Each of Dr. Stephen Nimer and Leonard Shapiro will be paid $125,000 for their service on the special committee and Kirk Calhoun will be paid $150,000 in his role as chairman of the special committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PHARMACEUTICAL PARTNERS, INC.

Date: January 4, 2006	By:	/s/ Nicole Williams
Nicole Williams Executive Vice President and Chief Financial Officer